        THIS OMNIBUS AMENDMENT TO SERIES SUPPLEMENTS, dated as of December 1, 2002 (this "Amendment"), is among SRFG, a Delaware corporation ("SRFG") as Seller, SEARS, ROEBUCK AND CO., a New York corporation ("Sears") as Servicer, and THE BANK OF NEW YORK, a national banking association ("Trustee") as Trustee.

BACKGROUND

        WHEREAS, the parties hereto are parties to that certain POOLING AND SERVICING AGREEMENT, dated as of July 1, 1994, as amended (the "Pooling and Servicing Agreement"), by and among Sears, as Servicer, SRFG, as Seller and the Trustee, as Trustee, and

        WHEREAS, pursuant to Section 13.01(a)(v) of the Pooling and Servicing Agreement, the parties hereto desire to effect certain amendments to the following Series Supplements to the Pooling and Servicing Agreement (together, the "Series Supplements"):

1. Series 1996-3 Supplement, dated as of August 6, 1996;

2. Series 1996-5 Supplement, dated as of December 16, 1996;

3. Series 1998-2 Supplement, dated as of November 9, 1998;

4. Series 1999-1 Supplement, dated as of March 23, 1999;

5. Series 1999-3 Supplement, dated as of November 23, 1999;

6. Series 2000-1 Supplement, dated as of June 7, 2000;

7. Series 2000-2 Supplement, dated as of September 28, 2000;

8. Series 2000-3 Supplement, dated as of November 2, 2000;

9. Series 2000-4 Supplement, dated as of November 2, 2000;

10. Series 2001-1 Supplement, dated as of March 8, 2001;

11. Series 2001-2 Supplement, dated as of June 15, 2001;

12. Series 2001-3 Supplement, dated as of October 1, 2001;

13. Series 2002-1 Supplement, dated as of February 22, 2002;

14. Series 2002-2 Supplement, dated as of May 8, 2002;

15. Series 2002-3 Supplement, dated as of June 13, 2002;

16. Series 2002-4 Supplement, dated as of September 12, 2002.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined are defined in the applicable Series Supplement or the Pooling and Servicing Agreement.

        SECTION 2. Series Initial Investor Interest. The Series Initial Investor Interest for each Series amended hereby is amended as set forth on Schedule I.

        SECTION 3. Class Initial Investor Interest. The Class Initial Investor Interest for Class C of each Series amended hereby is amended as set forth on Schedule I.

        SECTION 4. Class C Controlled Amortization Amount. The Class C Controlled Amortization Amount for each Series amended hereby is amended as set forth on Schedule I.

        SECTION 5. Miscellaneous. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without reference to its conflict of laws provisions. The Series Supplements, as amended hereby, remain in full force and effect. Any reference to the Series Supplements after the date hereof shall be deemed to refer to the Series Supplements as amended hereby, unless otherwise expressly stated therein.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective, duly authorized officers as of the date and year first-above written.

SRFG, INC., as Seller

By: /s/ Keith E. Trost
Name:  Keith E. Trost
Title:  Vice President, Treasurer

SEARS, ROEBUCK AND CO., as Servicer

By:  /s/ Larry R. Raymond
Name:  Larry R. Raymond
Title:  Vice President and Treasurer

THE BANK OF NEW YORK, as Trustee

By:  /s/ Eric A. Lindahl
Name:  Eric A. Lindahl
Title:  Agent

SCHEDULE I
Series	Series Initial Investor Interest	Class C Initial Investor Interest	Class C Controlled Amortization Amount
1996-3	$499,003,000	$59,837,000	$14,970,085
1996-5	$641,026,000	$116,026,000	$19,230,780
1998-2	$516,468,000	$53,218,000	$15,494,033
1999-1	$598,803,000	$63,503,000	$17,964,090
1999-3	$479,042,000	$50,792,000	$14,371,260
2000-1	$1,017,965,000	$107,965,000	$30,538,950
2000-2	$598,803,000	$63,503,000	$31,751,500
2000-3	$769,231,000	$120,231,000	$60,115,500
2000-4	$641,026,000	$100,526,000	$50,263,000
2001-1	$769,231,000	$120,231,000	$60,115,500
2001-2	$897,436,000	$140,436,000	$70,218,000
2001-3	$897,436,000	$140,436,000	$70,218,000
2002-1	$897,436,000	$140,436,000	$70,218,000
2002-2	$961,539,000	$150,539,000	$75,269,500
2002-3	$641,026,000	$100,526,000	$50,263,000
2002-4	$1,282,052,000	$201,052,000	$100,526,000